Exhibit 5.1

, 2022

Adamas One Corp.
17767 N. Perimeter Drive
Suite B115
Scottsdale, Arizona 85255

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

As legal counsel to Adamas One Corp., a Nevada corporation (the “Company”), we have assisted in the preparation of the Company’s Registration Statement on Form S-1, Registration No. 333-265344 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of             shares (the “Shares”) of the Company’s common stock, par value $0.001, which includes up to 3,150,000 shares to be sold by the Company, up to                      shares to be sold by the selling stockholders, and up to 472,500 shares that may be sold by the Company pursuant to the exercise of an over-allotment option granted to the underwriters. The facts, as we understand them, are set forth in the Registration Statement.

With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, only of the following:

A.       The Articles of Incorporation of the Company, as filed with the Secretary of State of the State of Nevada on September 5, 2018;

B.       The Bylaws of the Company, as currently in effect;

C.       The Company’s Amended and Restated Articles of Incorporation (the “Restated Articles”), filed as Exhibit 3.2 to the Registration Statement, and the Company’s Amended and Restated Bylaws (the “Bylaws”), filed as Exhibit 3.4 to the Registration Statement, each of which will be in effect upon the closing of the offering contemplated by the Registration Statement;

D.       The Registration Statement;

E.       The records of the corporation actions of the Company relating to the Registration Statement and the authorization for issuance and sale of the Shares and matters in connection therewith; and

F.       The Company’s stock ledgers.

Greenberg Traurig, LLP | Attorneys at Law
2375 East Camelback Road | Suite 800 | Phoenix, Arizona 85016 | T +1 602.445.8000 | F +1 602.445.8100
www.gtlaw.com

Adamas One Corp.
, 2022

Subject to the assumptions that (i) the documents and signatures examined by us are genuine and authentic and (ii) the persons executing the documents examined by us have the legal capacity to execute such documents, and subject to the further limitations and qualifications set forth below, based solely upon our review of items A through F above, it is our opinion that (A) the portion of the Shares to be sold by the Company have been duly authorized by all necessary corporate action, and will be validly issued, fully paid, and nonassessable, when (i) the Registration Statement as then amended shall have been declared effective by the Commission, (ii) the Underwriting Agreement described in the Registration Statement shall have been duly executed and delivered, (iii) the Restated Articles shall have been filed with the Secretary of State of the State of Nevada, and (iv) the Shares have been duly executed, authenticated, delivered, paid for, and sold by the Company as described in the Registration Statement and in accordance with the provisions of the Underwriting Agreement; and (B) the portion of the Shares to be sold by the selling stockholders pursuant to the Registration Statement have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid, and nonassessable; provided, however, that with respect to the              Shares to be sold by a certain selling stockholder that will be issued upon the conversion of a convertible note, such shares will be validly issued, fully paid, and nonassessable when issued in accordance with the terms of such note.

We render this opinion with respect to, and express no opinion herein concerning the application or effect of the law of any jurisdiction other than, the existing laws of the United States of America, and of the Nevada Revised Statutes, the Nevada Constitution, and reported judicial decisions relating thereto.

We hereby expressly consent to any reference to our firm in the Registration Statement and in any registration statement filed pursuant to Rule 462(b) under the Securities Act for this same offering, inclusion of this Opinion as an exhibit to the Registration Statement and the incorporation by reference into any such additional registration statement, and to the filing of this Opinion with any other appropriate governmental agency.

Sincerely,

Greenberg Traurig, LLP | Attorneys at Law
www.gtlaw.com